Exhibit 10.2

ENGAGEMENT AGREEMENT

This will confirm the understanding and agreement (the “Agreement”) dated March 31, 2023 between WaveCrest Securities LLC, a Delaware LLC with it principal place of business at 205 Powell Place, Brentwood, TN 37027 (“Placement Agent”), acting directly or through its affiliates, and Red Cat Holdings with its principal place of business at 15 Ave. Munoz Rivera, Ste 2200, San Juan Puerto Rico 0090 (“Company”, and together with the Placement Agent, both of the aforementioned together shall be referred to individually as a “Party” and collectively as “Parties”) as follows:

1. Engagement. The Company hereby engages Placement Agent as the Company’s exclusive agent to identify and solicit interest from potential acquirers for a sale of the Rotor Riot and Fat Shark subsidiaries of the Company, assist in the structure and design of deal terms and assist the Company in closing the Transaction (the “Engagement”). Company will provide sufficient and complete materials to perform stated tasks for Placement Agent to achieve desired timelines. The term of the Engagement is set forth in paragraph 5 of this Agreement. Company represents and warrants to Placement Agent that the execution and delivery of this Agreement by Company and the performance of its obligations hereunder, do not and will not conflict with or result in a breach of or a default under its organizational instruments or any agreement or instrument which it has signed or by which it may be bound. This Agreement has been duly and validly executed and delivered by Company and constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

2. Availability of Company Information. In connection with the Engagement of Placement Agent, the Company shall provide information (“Information”) concerning the Company that is reasonably deemed appropriate and will provide Placement Agent with access to the Company’s officers, directors, accountants, counsel, and other advisors. The Company represents and warrants to Placement Agent that all such Information concerning the Company will be true and accurate in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements accurate. The Company acknowledges and agrees that Placement Agent will be using and relying upon such Information supplied by the Company and its officers, directors, agents and other representatives and any other publicly available information concerning the Company without any independent investigation or verification thereof by Placement Agent of the Company or its business or assets.

Placement Agent will accept and hold such Information in complete confidence for its use as contemplated hereby. Placement Agent will only disclose the Information to prospective investors or their agents who shall reasonably need to know the Information in order to assist Placement Agent or the Company (after executing a Non-Disclosure Agreement (“NDA”) with the prospective investors in form approved by the Company). To the extent that the Information is subject to any federal or state laws (including, without limitation financial privacy laws), Placement Agent agrees to comply, and the Company shall cause the NDA to provide that any recipient of such Information shall agree to comply, with such laws in connection with its use and receipt of the Information.

3. Transaction Success Fee. The Company shall have the right to determine in its sole discretion whether to enter into any proposed Transaction hereunder. The Company agrees to pay the Placement Agent an initial retainer payment of twenty-five thousand dollars ($25,000), plus five-thousand dollars ($5,000) on May 5, 2023. The Company agrees to pay additional monthly fees of five-thousand dollars ($5,000) per month commending June 5, 2023 unless this Agreement has been terminated or a Transaction has been accepted by the Company. The Company agrees to pay the initial retainer payment within five days of executing this agreement.

In addition, upon the closing of any Transaction between the Company and an investor, the Company shall pay the Placement Agent at the closing of the Transaction a cash success fee paid out of the Transaction proceeds a fee equal to six percent (6%) of the total Transaction proceeds (as and when paid by buyer). Such cash fee shall be net of previously paid retainer payments.

Such payments due to the Placement Agent under this Agreement shall be quoted and payable in U.S. dollars and such payments due to the Placement Agent shall be paid into a bank account in the United States nominated by the Placement Agent at the time of the Transaction closing out of closing proceeds. Subject to the Company’s prior review and written approval, which shall not be unreasonably withheld, Placement Agent shall have the right to public announcement of the successful placement of each of the financings listed in paragraph 1 individually or in combination, in industry periodicals or other marketing materials.

4. Expense Reimbursement. In addition to the fees that are payable to the Placement Agent, the Company hereby agrees to reimburse the Placement Agent promptly upon request for reasonable travel and other reasonable out-of-pocket expenses incurred in connection with this Agreement, regardless of whether a Transaction has occurred. Such out-of-pocket expenses shall not exceed $1,000 in the aggregate in the term of this Agreement without the prior approval of the Companies.

5. Term. The term of the Engagement shall extend month to month from the date of the signing of this Agreement with evergreen one (1) month extensions commencing on May 1, 2023, unless a Party notifies the other Party in writing that it does not wish to extend the term prior to expiration of the then applicable term. Notwithstanding anything else in this Agreement to the contrary, in the event this Agreement is terminated and the Company completes a Transaction, within twelve (12) months following such termination to a person or entity identified by Placement Agent and/or who has executed an NDA through Placement Agent’s efforts, Placement Agent shall be entitled to a fee of six (6%) percent otherwise payable pursuant to paragraph 3 above (as and when paid by buyer). For the absence of doubt, no transaction based commission or fee of six (6%) percent shall be payable in connection with any transaction with Unusual Machines, Inc.

6. Confidentiality. The Parties hereto agree to confidentiality with respect to any and all information obtained by any party hereto relating to the Company, the Engagement, the Transaction and related matters.

7. Mutual Indemnification.

7.1 Each Party shall indemnify and hold the other Party harmless against all loss, liability, judgments, settlements, penalties and expenses, including reasonable attorneys’ fees, court costs and other expenses of any litigation or administrative proceeding, incurred by or imposed on such Party in connection with any breach by the other Party, its employees or its representatives of any of its obligations and/or representations hereunder, other than in the event of such Party’s own gross negligence or willful misconduct, and at such other Party’s sole option, the indemnifying Party shall defend the other Party in any litigation or administrative proceeding in connection therewith; provided, however, if any settlement requires more than payment of money by the indemnifying party the written consent of the indemnified party shall be a condition precedent to such a settlement. IN NO EVENT SHALL PLACEMENT AGENT BE LIABLE TO COMPANY FOR (A) MORE THAN THE AMOUNT OF THE FEES RECEIVED BY PLACEMENT AGENT OR (B) FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES OF ANY KIND (INCLUDING WITHOUT LIMITATION LOST PROFITS) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE SERVICES PROVIDED HEREUNDER, WHETHER BASED IN CONTRACT, TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE), OR OTHERWISE.

7.2 Promptly after learning of the occurrence of any event which may give rise to its rights under the provisions of this Section 12, any Party seeking to enforce such rights (a “Claiming Person”) shall give written notice of such matter to a Party against whom enforcement of such rights is sought (the “Indemnifying Party”). The Claiming Person shall cooperate, at the expense of the Indemnifying Party (including without limitation payment of the attorneys fees of the Claiming Person) with the Indemnifying Party in the negotiation, compromise, and defense or any such matter. The Indemnifying Party shall be in charge of and control such negotiations, compromise and defense and shall have the right to select counsel with respect thereto, provided that the Indemnifying Party shall promptly notify the Claiming Person of all developments in the matter. In no event shall the Indemnifying Party compromise or settle any such matter without the prior consent of the Claiming Person, which shall not be bound by any such compromise or settlement absent its prior consent.

8. Successors and Assigns. The benefits of this Agreement shall inure to the benefit of respective successors and assigns of the Parties hereto, and the obligations and liabilities assumed in this agreement by the Parties hereto shall be binding upon their respective successors and assigns. Notwithstanding anything herein to the contrary, this Agreement may not be assigned by Placement Agent or the Company without the prior written consent of the other party hereto.

9. Independent Contractors. The Company acknowledges that Placement Agent has been retained under this Agreement as an independent contractor with no fiduciary or agency relationship to the Company. Neither this agreement nor the subsequent agreements related to Transaction shall constitute a joint venture among any of the Parties, and none of the Parties to this agreement shall be, or shall be deemed to be, a co-venturer, agent, employee or representative of any other party.

10.  Amendments. This Agreement among the Parties may not be amended or modified except in writing executed by the Parties hereto. This Agreement represents the entire understanding between the Parties, and all prior discussions and negotiations are merged in it. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of law principles thereof that would require the application of the laws of a jurisdiction other than the laws of the State of New York.

11. Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions thereof shall not in any way be affected or impaired thereby and shall remain in full force and effect. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

12. Waiver of Trial by Jury. The parties hereto hereby knowingly, voluntarily, intentionally and irrevocable waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with this Agreement or the services to be rendered by Placement Agent hereunder, or any course of conduct, course of dealing, statements (whether oral or written) or action of the Parties hereto. Each of the parties hereto acknowledges and agrees that it has received full and sufficient consideration for this provision and that this provision is a material inducement for such parties entering into this Agreement.

13.  Subsequent Agreements. In the event of a conflict between the terms of this Agreement and the terms of any subsequent agreement(s) signed by the Company and Placement Agent, the terms of such subsequent agreement(s), as applicable, shall control.

14. Forum Selection / Jurisdiction. The parties agree that any legal action arising out of, or relating to, this agreement shall be instituted in the state or federal courts sitting in the State of New York. The parties agree to the exercise of exclusive in personam jurisdiction over them by the state or federal courts in New York having subject matter jurisdiction.

WaveCrest Securities LLC is delighted to accept this Engagement and looks forward to working with you. Please confirm that the foregoing correctly sets forth our agreement by signing the enclosed duplicate of this Agreement in the space provided and returning it, whereupon this Agreement shall constitute a binding agreement as of the date first above written.

Wavecrest Securities LLC

By:

Name:

Title:

Date:

Agreed by: Red Cat Holdings

By:

Name:

Title:

Date: